EXHIBIT 10.37

                      EXTENSION AND MODIFICATION AGREEMENTS

THIS EXTENSION AND MODIFICATION AGREEMENT ("Agreement") is made as of March 19, 1999 between UNION BANK OF CALIFORNIA, N.A., formerly known as The Bank of California, N.A. ("Bank") and EMCON, a California corporation.

RECITALS

This Agreement is made and entered into in reliance on the accuracy of the following recitals which are acknowledged by Borrower and Bank to be true and accurate:

A. Borrower is liable to Bank as follows (collectively, "Liabilities"): a line of credit ("Line of Credit") and a term loan ("Term Loan") originally granted pursuant to the terms of that certain Credit Agreement dated as of February 29, 1996 (as amended, supplemented, extended, restated, or renewed from time to time, the "Credit Agreement") by and between Bank and Borrower and evidenced by that certain (i) Promissory Note Base Rate dated January 27, 1999 in the maximum principal amount of $10,000,000.00 ("Line of Credit Note"); and (ii) Term Loan Note dated February 29, 1996 in the original principal amount of $10,000,000.00 ("Term Note" together with the Line of Credit Note, each a "Note" and collectively, the "Notes"). As of March 17, 1999, the outstanding principal balance under the (1) Line of Credit Note was $1,190,893.71, together with accrued and unpaid interest in the amount of $9,138.86; and (2) Term Note was $3,428,570.00, together with accrued and unpaid interest in the amount of $10,497.94; and (3) together with all accruing interest, fees, costs and expenses provided in the Loan Documents. The purpose of the Line of Credit was to support working capital needs. The purpose of the Term Loan was to support Borrower's acquisition of Organic Waste Technologies ("OWT") and, in connection with this acquisition, Borrower obtained financing for the operating requirements of OWT from Charter One Bank ("Charter One"). As of March 17, 1999, $150,000.000 in the aggregate is unpaid under unexpired letters of credit issued by Bank for the account of Borrower.

B. To secure Borrower's obligations to Bank, Borrower executed and delivered to Bank that certain (i) Security Agreement; and (ii) Pledge Agreement, each dated as of February 29, 1996, each executed by Borrower in favor of Bank (each a "Security Agreement" and collectively, the "Security Agreements") pursuant to which Borrower granted to Bank a security interest in personal property and fixtures described therein ("Collateral") which security interest was perfected by that certain UCC-1 Financing Statement filed February 29, 1999, as File No. 9606660051, in the Office of the Secretary of State of the State of California ("UCC-1"). Pursuant to the Security Agreements and UCC-1 Bank has a valid, perfected lien of first priority upon the Collateral.

C. The following documents evidence Borrower's obligations to and relationship with Bank: the Agreement, the Line of Credit Note, the Term Note, the Credit Agreement, the Security Agreements, the Additional Security Agreement (defined below), the SLC Agreement (defined below) and the UCC-1. The documents described above, together with any other documents executed by or among the parties in connection with the Liabilities, and any and all amendments and modifications thereto, are referred to collectively in this Agreement as "Loan Documents". There are not written or oral agreements concerning or affecting the Liabilities between Borrower on the one hand and Bank on the other, other than the Loan Documents. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Loan Documents.



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D.  Borrower,  Bank and Charter One have been working to combine  Borrower's and
OWT's existing financing arrangements into a combined credit relationship that would be agented by Bank ("Joint Lending Project"). Borrower has recently advised Bank and charter One that Borrower may be sold and has requested that Bank and Charter One defer work on the combined credit relationship. The Line of Credit Note will mature on March 19, 1999, on which date all sums of principal and accrued unpaid interest will be due and payable in full. Borrower has advised Bank that because of the potential sale of Borrower, Borrower will not satisfy it obligations to Bank on the Termination Date ("Potential Default"). In addition, Borrower has advised Bank that financing requirements for its working capital requirements equal approximately $5,000,000.00 for the remaining term (as extended by this Agreement) of the Line of Credit Note. Borrower has further requested that Bank extend the Termination Date and provide additional credit in the form of a cash secured standby letter of credit. Borrower is also agreeable to a reduction in the maximum amount available under the Line of Credit Note and to the cancellation of OWT's line of credit from Charter One.

E. At Borrower's request, Bank is willing to modify the Loan Documents as set forth herein, provided that the conditions set forth herein are satisfied within the time periods required under this Agreement, and provided further that all security interests and liens under the Loan Documents shall continue to exist and remain in full force and effect. Bank is entering into this Agreement for the sole purpose of allowing Borrower an additional opportunity to negotiate the possible sale of Borrower.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1. Incorporation of Recitals. Each of the above recitals is incorporated herein and deemed to be the agreement of the Bank and Borrower and is relied upon by each party to this Agreement in agreeing to the terms of this Agreement.

2. Confirmation of Collateral. Borrower hereby grants and confirms that all obligations of Borrower to Bank are secured by a perfected, first priority security interest in Collateral.

3. Conditions Precedent. Borrower understands that this Agreement shall not be effective and Bank shall have no obligation to amend the terms of the Loan Documents as provided herein unless and until each of the following conditions precedent has been satisfied not later than March 19, 1999, or waived by Bank (in Bank's sole discretion):

         (a) Borrower shall have executed and delivered to Bank this Agreement together with (i) a promissory note, in form and substance satisfactory to Bank in the maximum principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), dated as of the date of this Agreement ("Replacement Line of Credit Note"), which Replacement Line of Credit Note shall supersede and replace the Line of Credit Note in its entirety, and which Replacement Line of Credit Note shall evidence all amounts outstanding under the Line of Credit Note, and such outstanding amounts to be repaid as provided in the Replacement Line of Credit Note; and (ii) a security agreement, in form and substance satisfactory to Bank ("Additional Security Agreement"), granting Bank a security interest in that certain certificate of deposit no. 7009033775 in the principal amount of $136,500.00, issued and held by Bank, and all renewals of and substitutions for such certificate ("Additional Collateral").


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         (b) Borrower shall have  reimbursed  Bank for Bank's costs and expenses through the date of this Agreement, including, without limitation, reasonable attorney's fees and expenses (including the fees of Bank's inside counsel), incurred in connection with both the Joint Lending Project and the negotiation and drafting of this Agreement and the transactions contemplated hereby in the amount of $6,610.00.

         (c) On or before such time as Bank may require, Borrower shall have taken any and all actions and executed and delivered to Bank any and all documents necessary or appropriate in Bank's sole discretion to effectuate this Agreement.

         (d) Borrower shall have paid to Bank a non-refundable documentation fee in the amount of $10,000.00

4. Documentation Fee. In consideration of the extension and modifications granted by Bank to Borrower pursuant to this Agreement, Borrower agrees to pay to Bank a non-refundable fee of $10,000.00 which amount shall be paid as maybe provided in Section 3 above.

5. Waiver of Potential Default. Subject to all of the terms and conditions of this Agreement, including, without limitation, the requirements of Section 3 hereof, Bank hereby agrees to waive its default rights in connection with the Potential Default, provided, however, that this waiver is not a waiver of any subsequent breach of the same provision of the Credit Agreement or any Note or other Loan Documents, nor is it a waiver of any current or future breach of any other provision of the Credit Agreement or any Note or other Loan Documents. Bank is not obligated to provide this or any other waiver of its default rights. Further, the Bank reserves all of the rights, powers and remedies available to it under the Credit Agreement, each Note and any other Loan Documents if any subsequent breach of the same provisions or any other provision of the Credit Agreement, any Note or any other Loan Document should occur.

6. Modification of Loan Documents. To induce Bank to enter into this Agreement, Borrower agrees that the Loan Documents are hereby supplemented and modified as follows, which modifications shall supersede and prevail over any conflicting provisions of the Loan Documents:

         (a) The date "March 19, 1999" in the paragraph entitled "Termination Date" in Article One of the Credit Agreement is hereby amended to "April 30, 1999".

         (b) Section 2.1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "2.1.1 Line of Credit. Subject to the terms and conditions of this Agreement from time to time prior to Termination Date, upon request by Borrower, Bank will provide extensions of credit ("Line of Credit") to Borrower in the form of Advances. Letters of Credit that, in the aggregate, shall not exceed at any time FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Credit Limit"), in the following manner."

         (c) Section 2.1.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a) Advances. Provide up to the Credit Limit in aggregate outstanding principal amounts ("Advance Sublimit") in Advances to Borrower. Each Advance shall be payable no later than the Termination Date. Borrower may borrow, repay and reborrow under the


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                  Advance Sublimit, as Borrower may elect, in minimum amounts of
                  $10,000.000 or integral multiples thereof. Advances shall be used by Borrower for the purpose of working capital for its own operations".

         (d) A new Section 2.1.3 is hereby added to the Credit Agreement and shall read as follows:

                  "2.1.3 Standby Letter of Credit/Cash Secured. Provide up to $136,500.00 in aggregate outstanding unpaid face amount for the purpose of issuing an irrevocable, standby letter of credit, in form and substance satisfactory to Bank, for the account of Borrower in United States Dollars ("SLC"). The SLC shall expire on September 30, 1999. Borrower shall execute, deliver and perform in accordance with Bank's standard form Standby Letter of Credit Application & Agreement, all terms of which are incorporated herein by this reference ("SLC Agreement"). To secure Borrower's obligations to Bank evidenced by the SLC Agreement, Borrower execute and deliver to Bank that certain security agreement dated as of March 19, 1999 (Additional Security Agreement")" providing to Bank a first priority security interest in that certain certificate of deposit no. 7009033775 in the principal amount of $136,500.00, issued and held by Bank, and all renewals of an substitutions for such certificate".

7. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

         (a) All representations and warranties contained in this Agreement and in any and all of the other Loan Documents are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement.

         (b) The execution, delivery and performance by Borrower of this Agreement and all documents contemplated hereunder are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's articles of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower; and all such documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms. In addition, such execution, delivery and performance by Borrower will not violate any law, rule or order of any court or governmental agency or body to which Borrower is subject; and cannot (except as expressly provided or contemplated herein) result in the creation or imposition of any lien, security interest or encumbrance on any now owned or hereafter acquired property of Borrower.

         (c) With the exception of the Potential Default, no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute a default, an event of default, or a breach or failure of any condition under any Loan Document.

         (d) Each Note represents an unconditional, absolute, valid and enforceable obligation against Borrower. Borrower has no claims or defenses against Bank or any other person or entity which would or might affect; (a) the enforceability of any provisions of the Loan
         Documents; or (b) the collectability of sums advanced by Bank in connection with the Liabilities. Borrower understands and acknowledges that the Bank is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.


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8. Borrower's  Covenants.  Unless Bank otherwise  consents in writing during the extension period provided herein, Borrower will do the following:

         (a) Comply with all requirements of all Loan Documents to the extent not inconsistent with this Agreement.

         (b) On or before April 5, 1999, provide Bank with written evidence of the cancellation of OWT's credit facility with Charter One.

         (c) Not enter into any agreements with any of its other creditors that might impair it ability to perform under this Agreement.

         (d) Ensure that Bank is fully informed at all times of all matters relating to the operation of Borrower's business, including any new reformed or revived subsidiaries or affiliates, any planned changes in key personnel or manner of operating its business.

         (e) Ensure that Bank is fully informed at all times of all matters relating to the possible sale of Borrower.

         (f) Take any and all actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Bank from suffering a loss with respect to the Liabilities or being deprived of the Collateral or the Additional Collateral, or of any rights or remedies of Bank with respect to the Liabilities, the Loan Documents or this Agreement in the event of a default by Borrower under this Agreement or any other Loan Documents (or the ability to exercise such any rights or remedies).

         (g)  Reimburse  Bank for  Bank's  costs  and  expenses  as set forth in
         Section 3(b) of this Agreement for such costs and expenses for which Bank did not have invoices or statements as of the date of this Agreement.

9. Additional Events of Default. In addition to the events of default set forth in the Loan Documents, the occurrence of any of the following events of default other than the Potential Default shall be an event of default and, at Bank's option, may make all obligations of Borrower immediately due and payable, all without demand, presentment or notice, all of which requirements Borrower hereby waives:

         (a) Failure to perform any of the obligations set forth in this Agreement or in any other Loan documents (as the same may be modified by this Agreement).

         (b) Any representation or warranty of Borrower herein or in any other Loan Document shall be false, misleading or incorrect.

         (c) If there is any substantial impairment of the prospect of Borrower's satisfaction of its obligations to Bank or substantial impairment of the value of the Collateral or the Additional Collateral, or any substantial impairment of the priority of Bank's security interest in or lien on any Collateral or Additional Collateral.

10. Remedies. Upon the occurrence of an Event of Default and at all times thereafter, Bank, without the necessity of obtaining any prior approval of any court, shall be entitled to terminate all advances or other extensions of credit under the Loan Documents and Bank shall also be entitled to exercise all rights and remedies available to Bank as a creditor generally, including, without limitation, all remedies


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available  to Bank  under the Loan  Documents,  as well as rights  and  remedies available to Bank at law or in equity. All such rights and remedies shall be cumulative. No failure or delay on the part of Bank in exercising any power, right or remedy under any of the Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude any further exercise thereof or the exercise of any other power, right or remedy.

11. Dispute Resolution. This Agreement hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Borrower and Bank.

12. Waiver of Statute of Limitations. Borrower shall not please the statute of limitations to any action brought by Bank with respect to the Liabilities, the Notes, Credit Agreement, any other Loan Document, the Collateral, and hereby waives the statute of limitations in respect of any and all sums due from it under the Notes.

13.      Miscellaneous

         (a) All the parties hereto agree to and will cooperate fully with each other in the performance of this Agreement and the Loan Documents including, without limitation, executing any additional documents and instruments reasonable or necessary to the full performance of this Agreement. Without limiting the generality of the foregoing, Borrower agrees to execute such other and further documents and instruments as Bank may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by this Agreement or any other Loan Document.

         (b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder, except the Released Parties.

         (c) Bank and Borrower agree that except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

                  (i) Impair the validity, perfection or priority of any lien or security interest securing Borrower's obligations to Bank;

                  (ii) Waive or impair any rights, powers or remedies of Bank under the Loan Documents;

                  (iii) Constitute an agreement by Bank or require Bank to grant forbearance periods or extend the term of the Credit Agreement, the Line of Credit Note, or the time for payment of any of Borrower's obligations to Bank except as expressly provided herein, none of which Bank agrees or has agreed to do, and all of which matters are in Bank's sole and absolute discretion; or

                  (iv) make any other loans or other extension of credit to or for the benefit of Borrower.

         In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern. Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with


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         the negotiation,  execution and delivery of this Agreement,  or has had an opportunity to so consult and has knowingly chosen not to do so. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

         (d) This Agreement and the other Loan Documents shall not be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a continuing debtor-creditor relationship between Borrower on the one hand and Bank on the other.

         (e) In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (f) If Bank receives any payment or rents, issues, profits or proceeds of any Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reserved and continue as if such payments or proceeds had not been received by Bank.

         (g) This Agreement may not be amended, waived or modified in any manner without the prior written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

         (h)  Borrower  shall   reimburse  Bank  for  all  costs  and  expenses,
         including, without limitation, reasonable attorneys' fees and disbursements (and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in an arbitration, mediation, judicial reference, legal action or otherwise in connection with; (a) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including, without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under the Loan Documents; (b) collecting any sum which becomes due Bank under any Loan Document; (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal; or (d) the protection, preservation or enforcement of any rights of Bank. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discover;
         (3) any motion proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United Sates Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including, without limitation, any activity taken to collect or enforce any judgment. All of such costs and expenses shall bear interest from the time of demand at the rate then in effect under the Line of Credit Note.

         (i) Except as otherwise provided herein, this Agreement and all other Loan Documents and the rights and obligations of the parties hereto shall be governed by the laws of the State of California without regard to principles concerning choice of law. In any action arising out of or connected with this Agreement, Borrower hereby expressly consents to the personal jurisdiction of any state or federal court located in the State of California and also consents to service of process by any means authorized by federal or governing state law.


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         (j) This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

         (k) All representations, warranties, covenants, agreements, waivers and releases of Borrower contained herein shall survive the payment in full of Borrower's obligations to Bank.

         (l) Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally;
         (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied. The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

         (m) In the event of any inconsistency between the terms of this Agreement and any other billings, statements or the like form Bank to Borrower in connection with the Liabilities, the terms of this Agreement shall prevail over the terms of any other such billings, statements or the like.

         (n) This Agreement and other Loan Documents are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. Borrower acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Bank or any employee or agent of Bank except for the agreements of Bank set forth herein or in the other Loan Documents. Except as expressly set forth in this Agreement, the other Loan Documents remain unchanged and in full force and effect. Where any provisions of the Credit Agreement amended by this Agreement appear in a promissory note tied to the Credit Agreement, the same provisions in said promissory note shall be deemed likewise amended.

IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date set forth in the preamble.

EMCON,  a                                   UNION BANK OF CALIFORNIA, N.A.
California corporation

By:  \s\ Eugene M. Herson                   By:
-----------------------------               ------------------------------
Title:  CEO and President                   Title:

By:  \s\ R. Michael Momboisse
-----------------------------
Title:  CFO and VP Legal



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